Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 31, 2010 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended June 30, 2010 of Accuray Incorporated and subsidiaries, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

San Francisco, California

June 16, 2011